SIGNATURES

     Pursuant to the requirements of Section 12(g) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 25, 1999.


       POWER SOURCE CORPORATION

        By:   /s/ Douglas Mitchell
            ----------------
            Douglas Mitchell President

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on May 25, 1999.


     POWER OF ATTORNEY KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas Mitchell, and each of them, his or her true and lawful attorney-in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fury to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue thereof.


By /s/ Roman Gordon
   -----------------
       Roman Gordon                 Chairman of the Board of Directors



By /s/  Illya Bond
   -----------------
      Illya Bond                    Director



By /s/ German Teitelbaum            Director
   -----------------
      German Teitelbaum


By /s/ Mark Haggerty                Director
   -----------------
      Mark Haggerty